UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 21, 2005

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(Sate or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On October 21, 2005, the Board of Directors, consistent with prior practice, consented to the previously disclosed resignations of Solomon D. Trujillo and C. Robert Kidder from the Board.  Under the terms of EDS' Amended and Restated 2003 Incentive Plan, equity awards held by a non-employee director that were not vested at the time of the director's resignation are not forfeited if the director resigns with the consent of the Board of Directors. At the date of his resignation, Mr. Trujillo held unvested options to purchase 4,194 shares of EDS common stock at an exercise price of $21.115 per share, one-third of which had been scheduled to vest on each of March 1, 2006, 2007 and 2008. At the date of his resignation, Mr. Kidder held the unvested options to purchase 4,668 shares of EDS common stock at an exercise price of $20.99 per share, which had been scheduled to vest on June 2, 2006, and an aggregate of 10,970 unvested restricted stock awards, with scheduled vesting dates ranging from May 2, 2006 to May 2, 2008. Consistent with prior practice, the Compensation and Benefits Committee of the Board of Directors approved the acceleration of the vesting of such unvested options and restricted stock awards held by Messrs. Trujillo and Kidder effective upon the Board's consent to their respective resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

October 24, 2005                                                                                                      By:    /S/ STORROW M. GORDON

                                                                                                                                             Storrow M. Gordon, Executive Vice President

                                                                                                                                             and Secretary

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